Exhibit 1.5

Aurizon Mines Ltd. Recommends shareholders REJECT the Northgate Offer June 15, 2006

This presentation contains forward-looking statements, including but not limited to the anticipated prices, production levels and supply of and demand for, copper and gold; timing of commencement of commercial production at Casa Berardi; upside potential of Casa Berardi; expected results of the Northgate Offer; and whether a superior or alternative proposal to the Northgate Offer may emerge. Actual results and developments could differ, and may differ materially, from those expressed or implied by the forward- looking statements contained in this presentation. The forward-looking statements relating to Aurizon are based on a number of assumptions which may prove to be incorrect, including, but not limited to: the ability of Aurizon to increase reserves, reserve and mineral resource levels, mine life and project start-up projections; the likelihood of an increase in the Aurizon Share price associated with commencement of production at Casa Berardi; statements regarding plans, objectives and expectations with respect to existing and future operations; statements regarding strategies, objectives, goals and targets; the relative values and risks associated with the assets of Aurizon or Northgate and the accuracy of Aurizon's ore reserve and mineral resource estimates. Factors which could cause actual results to differ materially from current expectations include, but are not limited to, fluctuations in the prices of gold and copper; fluctuations in the respective fair value of the assets of Aurizon and Northgate; whether or not a superior or alternative proposal to the Northgate Offer may emerge; the accuracy of Aurizon's cash costs estimates; whether production commences as scheduled; whether Aurizon's mineral resources can be developed; and the strength of the economic fundamentals of gold relative to copper and other factors, other risks and uncertainties disclosed in Aurizon's Annual Information Form ("AIF") available under the Aurizon company profile at www.sedar.com and the Aurizon Annual Report on Form 40-F ("40-F") filed with the U.S. Securities and Exchange commission and available at www.sec.gov/. The forward-looking statements and information in this presentation in respect of Northgate have been selected or derived from Northgate's publicly available information as well as from third party sources such as analyst reports. Aurizon does not assume any responsibility for the accuracy or completeness of such information. Forward-looking Statements

Overview Significant upside for Aurizon going forward Northgate Offer is highly conditional, contains numerous risks and is inadequate from a financial point of view Aurizon in discussions with third parties to maximize shareholder value REJECT and Do NOT TENDER your shares Aurizon Board recommendation: REJECT the Northgate Offer and DO NOT TENDER Aurizon shares Any Aurizon Shareholder who has already deposited Aurizon Shares under the Northgate Offer should WITHDRAW their Aurizon Shares

Review of Northgate Offer Unsolicited Offer announced May 23, 2006 0.741 of a Northgate common share for every Aurizon common share Expires July 7, 2006 Minimum 75% tender condition Implied value of C$2.41 per Aurizon share (current Aurizon share price of C$2.63) Aurizon trading at a 9.2% premium to implied offer Shares have consistently traded above the Offer Date Aurizon Implied Offer 05/23/2006 3.18 2.93 05/24/2006 3.03 2.74 05/25/2006 3.02 2.85 05/26/2006 3.25 3.07 05/29/2006 3.25 3.1 05/30/2006 3.2 3.14 05/31/2006 3.15 3.08 06/01/2006 3.26 3.03 06/02/2006 3.25 3.06 06/05/2006 3.21 2.96 06/06/2006 3.14 2.93 06/07/2006 3.05 2.86 06/08/2006 2.98 2.77 06/09/2006 2.93 2.74 06/12/2006 2.75 2.54 06/13/2006 2.41 2.32 06/14/2006 2.63 2.41 Aurizon Spot Trading Relative to Implied Offer 9.2%

Aurizon Board Actions Formed Special Committee to review Northgate Offer Engaged BMO Nesbitt Burns and National Bank Financial as financial advisors Hired independent counsel Reviewing strategic alternatives including possible sale to a third party Confidentiality agreements signed with third parties On-line data room established Discussions and due diligence with third parties in progress Ongoing communication with shareholders

Aurizon Board Recommendation Aurizon Board recommendation: REJECT the Northgate Offer and DO NOT TENDER Aurizon shares Any Aurizon Shareholder who has already deposited Aurizon Shares under the Northgate Offer should WITHDRAW their Aurizon Shares

Reasons for REJECTION Fails to recognize potential for near-term value increase Northgate's assets are significantly higher risk than Aurizon's Significant increase in Aurizon shareholders' exposure to copper Northgate needs Aurizon and not vice versa Offer provides volatile / uncertain value Opportunistic timing Does not reflect adequate premium for control Inadequate from a financial point of view Board is aggressively pursuing value-maximizing alternatives Not a Permitted Bid under Aurizon's shareholder rights plan Discount to the current trading price of Aurizon Highly conditional

Reasons to REJECT the Northgate Offer Date Volume Close 01/02/2005 92350 3.6 01/04/2005 92000 3.4 01/05/2005 100800 3.39 01/06/2005 92763 3.32 01/07/2005 70865 3.3 01/10/2005 137950 3.65 01/11/2005 350050 3.89 01/12/2005 809301 3.96 01/13/2005 80670 3.7 01/14/2005 116075 3.75 01/17/2005 4241975 4 01/18/2005 317851 3.7 01/19/2005 90575 3.7 01/20/2005 212025 3.73 01/21/2005 124605 3.8 01/24/2005 141050 3.8 01/25/2005 152020 3.71 01/26/2005 595200 3.9 01/27/2005 509200 3.93 01/28/2005 163100 3.76 01/31/2005 116150 3.77 02/01/2005 96256 3.61 02/02/2005 195677 3.6 02/03/2005 257750 3.7 02/04/2005 269910 3.8 02/07/2005 102615 3.65 02/08/2005 383800 3.51 02/09/2005 149700 3.45 02/10/2005 409682 3.54 02/11/2005 245110 3.65 02/14/2005 203015 3.7 02/15/2005 1785255 3.8 02/16/2005 1056768 3.9 02/17/2005 502389 4 02/18/2005 570900 4 02/21/2005 71300 4 02/22/2005 97785 3.99 02/23/2005 157092 4.05 02/24/2005 179299 4 02/25/2005 124862 3.93 02/28/2005 129130 3.92 03/01/2005 61382 3.86 03/02/2005 84500 3.94 03/03/2005 492229 3.9 03/04/2005 148778 3.92 03/07/2005 159545 3.94 03/08/2005 601280 4.03 03/09/2005 398414 4.21 03/10/2005 373456 4.25 03/11/2005 53490 4.16 03/14/2005 297400 4.09 03/15/2005 122476 4.24 03/16/2005 137200 4.16 03/17/2005 397967 4.05 03/18/2005 67220 4.01 03/21/2005 132700 3.88 03/22/2005 395237 3.67 03/23/2005 85515 3.6 03/24/2005 191400 3.6 03/25/2005 191400 3.6 03/28/2005 63179 3.52 03/29/2005 159760 3.38 03/30/2005 81750 3.48 03/31/2005 245835 3.75 04/01/2005 40900 3.84 04/04/2005 84470 3.8 04/05/2005 59622 3.67 04/06/2005 107400 3.6 04/07/2005 1400 3.6 04/08/2005 33570 3.51 04/11/2005 104260 3.7 04/12/2005 223133 3.79 04/13/2005 261724 3.65 04/14/2005 394475 3.3 04/15/2005 310850 3.4 04/18/2005 95660 3.35 04/19/2005 196430 3.56 04/20/2005 62950 3.55 04/21/2005 44600 3.55 04/22/2005 41512 3.66 04/25/2005 30800 3.65 04/26/2005 261950 3.81 04/27/2005 75300 3.78 04/28/2005 43793 3.75 04/29/2005 60663 3.8 05/02/2005 246976 3.67 05/03/2005 1182750 3.5 05/04/2005 220652 3.65 05/05/2005 74500 3.51 05/06/2005 83300 3.66 05/09/2005 65150 3.54 05/10/2005 120500 3.63 05/11/2005 189900 3.6 05/12/2005 274800 3.5 05/13/2005 203825 3.4 05/16/2005 44400 3.34 05/17/2005 44303 3.43 05/18/2005 28900 3.45 05/19/2005 7300 3.44 Commercial Production Begins - Feb 13, 2006 74% increase from 5 months prior Date Volume Close 01/02/2005 85549 6.43 01/04/2005 184705 6.2 01/05/2005 85581 6.05 01/06/2005 91912 6.03 01/07/2005 120526 6.06 01/10/2005 77730 6.12 01/11/2005 178775 6.19 01/12/2005 275218 6.22 01/13/2005 66550 6.26 01/14/2005 27450 6.39 01/17/2005 1100 6.36 01/18/2005 108828 6.46 01/19/2005 95000 6.33 01/20/2005 65370 6.1 01/21/2005 50343 6.26 01/24/2005 133264 6.42 01/25/2005 53940 6.35 01/26/2005 16622 6.25 01/27/2005 38207 6.17 01/28/2005 37055 6.25 01/31/2005 17990 6.26 02/01/2005 55150 6.39 02/02/2005 37340 6.45 02/03/2005 67788 6.36 02/04/2005 121144 6.25 02/07/2005 107136 6.12 02/08/2005 389625 6.15 02/09/2005 164764 6.15 02/10/2005 786125 6.6 02/11/2005 95723 6.65 02/14/2005 457944 6.64 02/15/2005 81451 6.64 02/16/2005 359745 6.78 02/17/2005 1433350 6.75 02/18/2005 46358 6.7 02/21/2005 191861 6.8 02/22/2005 215882 6.8 02/23/2005 605825 6.9 02/24/2005 127136 6.95 02/25/2005 148899 7.03 02/28/2005 99290 7.1 03/01/2005 343618 7.02 03/02/2005 102773 7.15 03/03/2005 89833 7.05 03/04/2005 466139 7.2 03/07/2005 46809 7.05 03/08/2005 119805 7.3 03/09/2005 167045 7.35 03/10/2005 86613 7.3 03/11/2005 319845 7.45 03/14/2005 201770 7.57 03/15/2005 91280 7.57 03/16/2005 55930 7.39 03/17/2005 850034 7.35 03/18/2005 76352 7.25 03/21/2005 295956 7 03/22/2005 77346 6.99 03/23/2005 126614 7.05 03/24/2005 78693 7 03/25/2005 78693 7 03/28/2005 80683 6.81 03/29/2005 118766 6.7 03/30/2005 114100 6.94 03/31/2005 63968 7.02 04/01/2005 233670 7.35 04/04/2005 126932 7.41 04/05/2005 242540 7.26 04/06/2005 70694 7.36 04/07/2005 33350 7.25 04/08/2005 528577 8 04/11/2005 677298 8.6 04/12/2005 782596 8.55 04/13/2005 671290 8.17 04/14/2005 291575 7.7 04/15/2005 257590 7.44 04/18/2005 211116 7.65 04/19/2005 521753 8.1 04/20/2005 441437 8.3 04/21/2005 271450 8.25 04/22/2005 206580 8.23 04/25/2005 414900 8.18 04/26/2005 149245 8.21 04/27/2005 58920 7.88 04/28/2005 22730 7.71 04/29/2005 195045 7.61 05/02/2005 103869 7.2 05/03/2005 117908 7.39 05/04/2005 179383 7.65 05/05/2005 71900 7.77 05/06/2005 81539 7.73 05/09/2005 24280 7.62 05/10/2005 52542 7.6 05/11/2005 54100 7.65 05/12/2005 213120 7.5 05/13/2005 87926 7.49 05/16/2005 370645 7 05/17/2005 113237 6.91 05/18/2005 176822 7.07 05/19/2005 24781 7 Commercial Production Begins - Jan 26, 2006 76% increase from 5 months prior 5 months prior to production(1) 5 months prior to production(1) Northgate Offer DOES NOT RECOGNIZE the potential significant near-term value increase with imminent GOLD production start-up Alamos Share Price Performance Gammon Lake Share Price Performance (1) Casa Berardi is scheduled to commence production in 5 months (November 2006) Northgate Offer fails to recognize potential for near-term value increase Aurizon on cusp of production Re-rating / share price increase likely 2 historical examples:

Reasons to REJECT the Northgate Offer RISKS Exploration risk Capital cost inflation risk On time On budget MINE LIFE Kemess South mine life < 3 years Casa Berardi mine life at least 6 years PERMITTING Kemess North / Young- Davidson not permitted Permitted to commence gold production FINANCING Development not financed Risk that costs are higher than forecast Fully financed STAGE OF DEVELOPMENT Imminent gold producer Aurizon Northgate Young-Davidson is an exploration project Kemess North is an unpermitted development project Northgate's assets are significantly higher risk than Aurizon's

Reasons to REJECT the Northgate Offer The Northgate Offer DILUTES Aurizon Shareholders' exposure to GOLD Date Copper Gold 1 Aurizon Revenue(1) Date Copper Gold 0.44 Copper 0.56 Northgate Revenue(2) 2007 estimated revenue Q1 2006 actual revenue Significant increase in Aurizon shareholders' exposure to copper Aurizon is a 100% gold company Northgate's only operating asset (Kemess South) generated 56% of revenue from copper in Q1 2006 Copper price trading near all-time high

Reasons to REJECT the Northgate Offer Northgate needs Aurizon and not vice versa Casa Berardi provides a hedge against Kemess North and Young-Davidson uncertainties Casa Berardi assures Northgate of continuous production in 3 years, after Kemess South production is finished Northgate can use Casa Berardi cash flows to develop Kemess North / Young-Davidson Northgate is asking Aurizon Shareholders to DILUTE their 100% interest in a permitted and fully financed project for a 30% minority interest in a company with high-risk assets

Reasons to REJECT the Northgate Offer Offer provides volatile / uncertain value All share / no cash offer No synergies Substantial issuance of Northgate shares likely to create market overhang Northgate shares highly sensitive to copper, when copper is near an all-time high (1) Ending May 19th, 2006 The consideration offered by Northgate is highly VOLATILE and trading near its all-time high Comparative Price Performance (Since January 1, 2005)(1) Date Northgate (US$) Copper Price (US$/lb) 01/07/2005 1.53 1.420145191 01/14/2005 1.52 1.424455535 01/21/2005 1.52 1.463702359 01/28/2005 1.45 1.482758621 02/04/2005 1.43 1.422867514 02/11/2005 1.49 1.453720508 02/18/2005 1.49 1.514519056 02/25/2005 1.64 1.514519056 03/04/2005 1.62 1.532214156 03/11/2005 1.67 1.523139746 03/18/2005 1.54 1.55353902 03/25/2005 1.43 1.518602541 04/01/2005 1.4 1.533575318 04/08/2005 1.31 1.563520871 04/15/2005 1.18 1.520871143 04/22/2005 1.27 1.554219601 04/29/2005 1.08 1.521324864 05/06/2005 1 1.504537205 05/13/2005 1.1 1.427404719 05/20/2005 0.94 1.431034483 05/27/2005 1.08 1.475499093 06/03/2005 1.18 1.591651543 06/10/2005 1.12 1.599364791 06/17/2005 1.11 1.664700544 06/24/2005 1.15 1.647005445 07/01/2005 1.1 1.540834846 07/08/2005 1.08 1.63430127 07/15/2005 1.1 1.631578947 07/22/2005 1.14 1.676043557 07/29/2005 1.21 1.698275862 08/05/2005 1.25 1.713702359 08/12/2005 1.25 1.711887477 08/19/2005 1.22 1.71415608 08/26/2005 1.22 1.738203267 09/02/2005 1.23 1.784029038 09/09/2005 1.22 1.690562613 09/16/2005 1.21 1.668784029 09/23/2005 1.28 1.770417423 09/30/2005 1.37 1.77654265 10/07/2005 1.35 1.855716878 10/14/2005 1.27 1.792649728 10/21/2005 1.26 1.818511797 10/28/2005 1.32 1.827359347 11/04/2005 1.32 1.88362069 11/11/2005 1.31 1.95553539 11/18/2005 1.44 1.998638838 11/25/2005 1.62 1.999546279 12/02/2005 1.53 2.070326679 12/09/2005 1.7 2.089836661 12/16/2005 1.7 2.09823049 12/23/2005 1.68 2.0896098 12/30/2005 1.83 2.060798548 01/06/2006 1.93 2.101406534 01/13/2006 2.03 2.153720508 01/20/2006 2.1 2.117967332 01/27/2006 2.23 2.245462795 02/03/2006 2.19 2.316243194 02/10/2006 2.12 2.221869328 02/17/2006 2.14 2.216424682 02/24/2006 2.33 2.236388385 03/03/2006 2.42 2.289473684 03/10/2006 2.22 2.225499093 03/17/2006 2.22 2.36615245 03/24/2006 2.25 2.412885662 03/31/2006 2.41 2.467332123 04/07/2006 2.57 2.6073049 04/14/2006 3.18 2.839836661 04/21/2006 3.63 3.117967332 04/28/2006 3.96 3.235027223 05/05/2006 4.52 3.525862069 05/12/2006 4.32 3.917422868 05/19/2006 3.82 3.468239564

Reasons to REJECT the Northgate Offer (1) Ending May 19th, 2006 The Northgate Offer takes advantage of a recent spread increase in relative share price performance Comparative Price Performance (Since January 1, 2005)(1) Date Aurizon (C$) Northgate (C$) 01/07/2005 1.43 1.89 01/14/2005 1.56 1.85 01/21/2005 1.69 1.85 01/28/2005 1.77 1.79 02/04/2005 1.56 1.78 02/11/2005 1.56 1.85 02/18/2005 1.58 1.82 02/25/2005 1.55 2.01 03/04/2005 1.5 2.02 03/11/2005 1.42 2.01 03/18/2005 1.35 1.83 03/25/2005 1.33 1.75 04/01/2005 1.37 1.67 04/08/2005 1.42 1.59 04/15/2005 1.26 1.46 04/22/2005 1.37 1.57 04/29/2005 1.42 1.39 05/06/2005 1.43 1.25 05/13/2005 1.28 1.34 05/20/2005 1.08 1.17 05/27/2005 1.2 1.35 06/03/2005 1.2 1.47 06/10/2005 1.3 1.4 06/17/2005 1.31 1.33 06/24/2005 1.22 1.41 07/01/2005 1.19 1.33 07/08/2005 1.16 1.33 07/15/2005 1.15 1.35 07/22/2005 1.23 1.37 07/29/2005 1.2 1.49 08/05/2005 1.22 1.54 08/12/2005 1.26 1.51 08/19/2005 1.31 1.5 08/26/2005 1.28 1.47 09/02/2005 1.25 1.47 09/09/2005 1.28 1.43 09/16/2005 1.33 1.41 09/23/2005 1.32 1.5 09/30/2005 1.48 1.57 10/07/2005 1.44 1.59 10/14/2005 1.32 1.5 10/21/2005 1.31 1.49 10/28/2005 1.35 1.55 11/04/2005 1.37 1.56 11/11/2005 1.4 1.57 11/18/2005 1.35 1.71 11/25/2005 1.33 1.9 12/02/2005 1.3 1.77 12/09/2005 1.5 1.97 12/16/2005 1.49 1.96 12/23/2005 1.6 1.96 12/30/2005 1.74 2.13 01/06/2006 1.78 2.27 01/13/2006 1.83 2.34 01/20/2006 1.85 2.43 01/27/2006 1.82 2.55 02/03/2006 2.11 2.51 02/10/2006 2.01 2.46 02/17/2006 2.12 2.45 02/24/2006 2.32 2.68 03/03/2006 2.45 2.75 03/10/2006 2.48 2.58 03/17/2006 2.51 2.57 03/24/2006 2.53 2.64 03/31/2006 2.71 2.81 04/07/2006 2.81 2.94 04/14/2006 2.6 3.64 04/21/2006 2.88 4.12 04/28/2006 2.76 4.42 05/05/2006 2.85 5.01 05/12/2006 2.74 4.79 05/19/2006 2.3 4.05 Opportunistic timing Does not reflect the historical relative performance of Aurizon versus Northgate

Reasons to REJECT the Northgate Offer Metals & Mining Unsolicited All Industries Unsolicited Metals & Mining Metals & Mining Unsolicited All Industries Unsolicited Metals & Mining Premium 0.36 0.44 0.6 0.4 0.53 0.55 Aurizon Premium of 25.8%(3) Global Transactions(2) Canadian Transactions(2) Average Takeover Premiums in Recent Precedent Transactions(1) Premium offered by Northgate significantly BELOW comparable transactions (1) Precedent takeover premiums based on target's unaffected stock price, generally 20 trading days prior to announcement (2) Source: Thomson Financial for completed transactions greater than $100 million since January 1, 2000 (3) Premium to Aurizon 20 day volume weighted average price Does not reflect adequate premium for control

Casa Berardi North America's next pure gold mine Low risk - permitted, financed, and fully staffed Gold production to commence in Q4 2006, currently on time and on- budget Current mine life of approximately 6 years with an additional 1.6 million ounces of gold in resources Significant exploration upside with large land position Infrastructure in place Casa Berardi is fully prepared for a Q4 start-up

Recent Accomplishments Completed TWO positive feasibility studies Increased gold reserves by 40% Constructed new headframe, shafthouse & hoistroom Initiated shaft sinking and underground development Completed 52,000 metres of drilling with several promising results including: 29.0 g/t over 8.6 metres 7.7 g/t over 21.0 metres 12.2 g/t over 7.2 metres Aurizon has delivered on its promises

Significant Progress Towards Production Completed: Shaft completed to 700m level (92% complete) Ramp 100% complete Shaft access 100% complete (280m, 550m, and 690m levels) To Be Completed by Q3 2006: Mill rehabilitation and modifications To Be Completed by Q4 2006: Surface and underground infrastructure Underground development Almost there!

Start-up Initial mine plan based on 45% of discovered ounces Initial Production Initial Production Reserves: 4.9 million tonnes @ 7.7 g/t = 1,212,800 ozs. Mine life only a fraction of known resource base

2006 2007 2008 2009 2010 2011 2012 Ounces Produced 24000 185000 202000 190000 179000 155000 153000 Cost US$/oz (at a 1.10) exchange rate) 268 231 222 240 254 294 294 Attractive Production Profile "Target: annual 200,000 oz. production rate" Opportunity to enhance profile beyond current life Estimated Production Profile - Casa Berardi Project

Significant Upside Casa Berardi remains completely open at depth 6.4 km Aurizon has continuously added value... 1,0/160.0 7.7/21.0 11.7/16.0 10.3/9.8 12.2/7.2 ? ? ? 1998 1998 2006 6.4 km

Upside in neighbouring zones

Casa Berardi Growth Plan Commence production in Q4 2006 Maintain active drill program to increase ounces Feasibility on East Mine crown pillar Significant upside potential Current Plan Potential Average Annual Production 175,000 oz 200,000 oz Life of Mine 6.2 Years >15.0 Years Total Mine Production 1.1 MM oz >3.00 MM oz Estimated Total Cash Costs US$250 US$250

Conclusion Significant upside for Aurizon going forward Northgate Offer is highly conditional, contains numerous risks and is inadequate from a financial point of view Aurizon in discussions with third parties to maximize shareholder value REJECT and Do NOT TENDER your shares Aurizon Board recommendation: REJECT the Northgate Offer and DO NOT TENDER Aurizon shares Any Aurizon Shareholder who has already deposited Aurizon Shares under the Northgate Offer should WITHDRAW their Aurizon Shares

Thank you! Questions? Aurizon Mines Ltd. June 15, 2006